Exhibit 10.10

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of January 14, 2010, by and between by and between Li Xuemei, an individual with identification number 330727196412260928 (the “Grantor”) and Hyundai Light and Electronic (Huizhou) Co., Ltd., a company organized under the laws of the PRC (the “Hyundai Light”), and China Intelligent Electronic Holding Limited, a British Virgin Islands corporation (“China Intelligent,” and collectively with Hyundai Light, the “Secured Parties”).  Capitalized terms not defined herein shall have the meanings as provided in the Indemnification Agreement, as defined below.

WHEREAS, in connection with the Indemnification Agreement by and among the Grantor and each of the Secured Parties of even date herewith (the “Indemnification Agreement”), the Grantor has agreed, upon the terms and subject to the conditions of the Indemnification Agreement, to indemnify the each of the Secured Parties with respect to the Tax Rate Approval and Approval Revocation;

WHEREAS, the Grantor acknowledges that it will receive a direct benefit from the Exchange Agreement and Share Exchange; and

WHEREAS, it is a condition precedent to Share Exchange and Exchange Agreement that the Grantor shall have executed and delivered to the each of the Secured Parties this Agreement providing for the grant to each of the Secured Parties of a security interest in Pledged Property, as defined below;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

PLEDGED PROPERTY

Section 1.1.           Grant of Security Interest.

(a)           As collateral security for all of the Obligations (as defined in Section 1.2 hereof), Grantor hereby pledges and assigns to each of the Secured Parties, and grants to each of the Secured Parties for its benefit, a continuing security interest in and to all property described on Exhibit A attached hereto (the “Pledged Property”).

(b)           Promptly after the execution and delivery of this Agreement, Grantor shall make, execute, acknowledge, file, record and deliver to each of the Secured Parties such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in each of the Secured Parties’ reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of each of the Secured Parties in the Pledged Property.

Section 1.2            Security for Obligations.  The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the obligations that may arise under the terms and conditions of the Indemnification Agreement, whether now existing or hereinafter incurred (collectively, the “Obligations”), the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of the Indemnification Agreement.

ARTICLE 2.

ATTORNEY-IN-FACT; PERFORMANCE

Section 2.1.           Secured Party Appointed Attorney-In-Fact.

The Grantor hereby appoints each of the Secured Parties as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, exercisable after and during the continuance of obligations become due under the Indemnification Agreement, from time to time in each of the Secured Parties’ discretion to take any action and to execute any instrument which each of the Secured Parties may reasonably deem necessary to accomplish the purposes of the Indemnification Agreement and this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when each of the Secured Parties may determine, and (c) to facilitate collection, each of the Secured Parties may notify account debtors and obligors on any Pledged Property to make payments directly to each of the Secured Parties.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantor agrees that the powers conferred on each of the Secured Parties hereunder are solely to protect each of the Secured Parties’ interests in the Pledged Property and shall not impose any duty upon each of the Secured Parties to exercise any such powers.

Section 2.2.           Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, each of the Secured Parties, at its option, may itself perform, or cause performance of, such agreement, and the expenses of each of the Secured Parties incurred in connection therewith shall be included in the Obligations secured hereby and payable by Grantor.  Each Secured Parties shall be able to take such action on its behalf under the provisions of the Agreement and the Indemnification Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each of the Secured Parties by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Each of the Secured Parties may perform any of its duties hereunder by or through its agents or employees.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

Section 3.1.           Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.2.           Ownership of Pledged Property.

Grantor represents and warrants that she is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens.  For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens which have been disclosed by the Grantor to each of the Secured Parties as set forth in Exhibit A attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) licenses, sublicenses, leases or subleases granted to other Persons; and (5) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially detracting from the value of the Pledged Property.

Section 3.3            Priority of Security Interest.

The security interest granted to each of the Secured Parties hereunder shall be a primary priority security interest subject to no other Liens.  Except for the Permitted Liens, no financing statement or similar document covering the Pledged Property or any proceeds thereof is on file in any public office.

ARTICLE 4.

REMEDIES

Section 4.1            Method of Realizing Upon the Pledged Property: Other Remedies.

At any time that the Grantor fails to uphold her obligations under the Indemnification Agreement, then:

(a)           Each of the Secured Parties may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under applicable laws, and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into each of the Secured Parties’ name or into the name of its nominee or nominees (to the extent each of the Secured Parties has not theretofore done so) and thereafter receive, for the benefit of each of the Secured Parties, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, and (ii)  without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of each of the Secured Parties’ offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as each of the Secured Parties may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as each of the Secured Parties may deem commercially reasonable.  Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification.  Each of the Secured Parties shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given.  Each of the Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against each of the Secured Parties arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if each of the Secured Parties accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof.  Grantor hereby acknowledges that (i) any such sale of the Pledged Property by each of the Secured Parties may be made without warranty, (ii) each of the Secured Parties may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which each of the Secured Parties is legally entitled, Grantor shall be liable for the deficiency, together with interest as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by each of the Secured Parties to collect such deficiency.

(c)           Grantor hereby acknowledges that if each of the Secured Parties complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(d)           Each of the Secured Parties shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of each of the Secured Parties’ rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantor lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of each of the Secured Parties’ rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

Section 4.2            Duties Regarding Pledged Property.

Each of the Secured Parties shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in each of the Secured Parties’ possession.

ARTICLE 5.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless each of the Secured Parties shall otherwise consent in writing:

Section 5.1.           Existence, Properties, Etc.

Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Grantor’s good standing under the laws of her residence and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below) on the Pledged Property; and (b) Grantor shall not do, or cause to be done, any act impairing the Grantor’s authority to maintain the Pledged Property.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon the Pledged Property.

Section 5.2.           Maintenance.

Grantor shall maintain or cause to be maintained, at her own expense, all of the Pledged Property, including keeping such in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto.

Section 5.3.           Defense of Collateral, Etc.

Grantor shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

Section 5.4.           Taxes and Assessments.

Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date) related to the Pledged Property, (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Pledged Property prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any the Pledged Property; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 5.5.           Compliance with Law and Other Agreements.

Grantor shall maintain the Pledged Property in compliance with (a) all applicable federal, state and local laws, regulations and ordinances, and (b) all agreements, licenses, indentures and mortgages to which the Grantor is a party and as related to the Pledged Property, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 5.6.           Notice of Loss of Value.

The Grantor will immediately notify each of the Secured Parties of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution.

Section 5.7            Perfection of Security Interests.

(a)           Financing Statements.   The Grantor hereby irrevocably authorizes each of the Secured Parties, at the sole cost and expense of the Grantor, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements or similar documents and filings related to the Pledged Property and securing of the interests of the Secured Parties under this Agreement.  Grantor agrees to furnish any required information to each of the Secured Parties promptly upon request.  Grantor also ratifies its authorization for each of the Secured Parties to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantor acknowledges that its is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of each of the Secured Parties and agree that it will not do so without the prior written consent of each of the Secured Parties.  The Grantor acknowledges and agrees that this Agreement constitutes an authenticated record.

(b)           Possession.  The Grantor shall have possession of the Pledged Property, except where expressly otherwise provided in this Agreement or where each of the Secured Parties chooses to perfect its security interest by possession in addition to the filing of a financing statement.

(c)           Control.       The Grantor will cooperate with each of the Secured Parties in obtaining control with respect to the Pledged Property, where the Secured Parties shall have such rights under this Agreement.

ARTICLE 6.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless each of the Secured Parties shall otherwise consent in writing Grantor covenants and agrees that it shall not:

Section 6.1.           Transfers, Liens and Encumbrances.

(a)           Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Pledged Property.

(b)           Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.

ARTICLE 7.

MISCELLANEOUS

Section 7.1.           Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to each of the Secured Parties:	China Intelligent Electronic Holding Limited Hyundai Light & Electric (Huizhou) Company Limited No. 29 & 31, Huanzhen Road, Shuikou Town, Huizhou, Guangdong, China

With a copy to:	K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention: Thomas J. Poletti

If to the Grantor:	Li Xuemei No. 29 & 31, Huanzhen Road, Shuikou Town, Huizhou, Guangdong, China

Section 7.2.           Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 7.3.           Expenses.

In the event of the Secured Parities enforcing its rights under this Agreement, the Grantor will pay to each of the Secured Parties the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which each of the Secured Parties may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of each of the Secured Parties hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

Section 7.4.           Waivers, Amendments, Etc.

Each of the Secured Parties’ delay or failure at any time or times hereafter to require strict performance by Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of each of the Secured Parties under this Agreement to demand strict compliance and performance herewith.  None of the undertakings, agreements and covenants of the Grantor contained in this Agreement, shall be deemed to have been waived by each of the Secured Parties, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by each of the Secured Parties in the case of any such waiver, and signed by each of the Secured Parties and the Grantor in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of each of the Secured Parties shall be binding upon each of the Secured Parties unless executed by a duly authorized representative of each of the Secured Parties and approved by the shareholders of such party.

Section 7.5.           Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon Grantor and its successors and assigns; and (iii) inure to the benefit of each of the Secured Parties and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, Grantor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with this Agreement and each of the Secured Parties shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 7.6.           Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 7.7.           Applicable Law:  Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

Section 7.8.           Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR EACH OF THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE GRANTOR, THE GRANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 7.9            Entire Agreement.

From time to time after the date of this Agreement and without further consideration from the Secured Parities, the Grantor shall execute and deliver, or cause to be executed and delivered, to the Secured Parities such further documents and instruments and take such other action as the Secured Parities may reasonably request in order to more effect the transactions contemplated hereby.

Section 7.10          Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GRANTOR:

/s/ Li Xuemei
Li Xuemei

SECURED PARTIES:

Hyundai Light and Electronic (Huizhou) Co., Ltd.

By:	/s/ Li Xuemei
Name: Li Xuemei
Title: Chairman and CEO

China Intelligent Electronic Holding Limited

By:	/s/ Li Xuemei
Name: Li Xuemei
Title: Chairman and CEO

EXHIBIT A
DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Grantor of all of the Obligations, the Grantor unconditionally and irrevocably hereby grant to each of the Secured Parties a continuing security interest in and to, and lien upon, the following Pledged Property of Grantor:

Land location:	Fuzhou road, Shazui, Xiantao City, Hubei province, China
Area:	89,687,79 m2
Price:	RMB 1003.9 per m2
Total market value:	RMB 90,000,080.
Assessing date:	December 20, 2009